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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated December 17, 1998 relating to the financial statements and financial statement schedule, which appears in SatCon Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 17, 2000